UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

Tilray, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Rd. Nanaimo, BC, Canada		V9X 1J2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 10, 2020, Tilray, Inc. (“Tilray”) issued a press release announcing financial results for its second quarter ended June 30, 2020. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this current report on Form 8-K, including the press release attached as Exhibit 99.1 hereto, is being furnished, but shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Tilray, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On August 5, 2020, Maryscott Greenwood announced her intention to resign as a member of our board of directors and all committees thereof, effective as of September 30, 2020. Ms. Greenwood indicated that her decision to resign was not a result of any disagreement with us on any matter relating to our operations, policies or practices.

(d)Appointment of Director

On  August 6, 2020, Tilray’s board of directors appointed, effective as of August 6, 2020, Soren Schroder to serve on the board of directors as a Class III Board member for the balance of the term expiring at Tilray’s 2021 Annual Meeting of Stockholders (which is the Class III term) and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The board of directors has determined that Mr. Soren meets the requirements for independence under the applicable listing standards of The Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended, for his role on the Board and each committee, as applicable.

Mr. Schroder was the CEO and a member of the Board of Directors of Bunge Limited from 2013 to 2018. He was employed in a variety of leadership roles at Bunge from 2000 to 2013. Prior to joining Bunge in 2000, he worked for over 15 years at Continental Grain and Cargill. He received a B.A. in Economics from Connecticut College. Mr. Schroder brings to the Board significant experience in agribusiness industries, as well as operational, risk management, and general management experience.

Mr. Schroder will be entitled to receive cash and equity compensation in accordance with our non-employee director compensation policy. For the remainder of the current director term, Mr. Schroder will receive a pro rata portion of the annual cash retainer of $40,000 for serving on the board of directors, in addition to restricted stock unit grants equal to $250,000.  Mr. Schroder’s restricted stock units will vest as of the earlier of the one-year anniversary of the vesting commencement date and the date of the next annual meeting of stockholders.

Mr. Schroder will enter into Tilray’s form of indemnification agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1 99.1	Form of Tilray Director and Officer Indemnification Agreement Press Release of Tilray, Inc., dated August 10, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray, Inc.

Date: August 10, 2020	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer

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